Exhibit 10.3

Sonus Networks, Inc.
Amended and Restated Stock Incentive Plan

Restricted Stock Award Agreement
This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of             (the “Grant Date”), between Sonus Networks, Inc., a Delaware corporation (the “Company”), and              (the “Participant”).
RECITALS
WHEREAS, the Company has adopted the Sonus Networks, Inc. Amended and Restated Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the meanings as set forth in the Plan); and
WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant to the Participant the restricted stock described herein pursuant to the Plan and the terms set forth below;
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.    Award of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement and in consideration of employment services rendered and to be rendered by the Participant to the Company, the Company hereby grants to the Participant          shares of Common Stock (the “Shares”). The Company shall issue the Shares to the Participant either by electronic record or by stock certificate issued in the name of the Participant. The Participant agrees that unvested Shares shall be subject to forfeiture as set forth in Section 2(c) of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The Shares shall be deposited in escrow in accordance with Section 5 of this Agreement.

2.	Vesting.
(a)    Vesting Schedule. Subject to the Participant’s continued service through the vesting date, the Shares shall vest as follows:

Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number of Shares. The Company may in its discretion accelerate the vesting schedule at any time.
(b)    Acceleration of Vesting. Notwithstanding Section 2(a) hereof and except as set forth in an employment agreement between the Company and the Participant, effective immediately prior to the consummation of an Acquisition (as defined in the Plan), the unvested Shares that would vest within twelve (12) months following the date of such Acquisition shall immediately vest. Thereafter, the remaining unvested Shares shall continue to vest pursuant to the vesting schedule set forth above; provided that such vesting schedule shall be shortened by one year.
(c)    Termination of Service. If the Participant’s service with the Company is terminated for any reason, other than as described in Section 2(b) above, the Shares, to the extent not then-vested, shall be forfeited by the Participant without any consideration.

3.         Rights as a Stockholder. The Participant shall have none of the rights of a stockholder of the Company until the Shares vest; provided, however, that the Participant shall have (a) the right to receive dividends on the Shares (the “Dividends”), subject to the remainder of this Section 3 and Section 7(c)(1) of the Plan and (b) voting rights with respect to such Shares. The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Shares on which the Dividends were distributed vest in accordance with Section 2 above.
4.         Restrictions on Transfer. Unless otherwise provided by the Board, the Participant shall not, during the term of this Agreement, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “Transfer”), any of the Shares, or any interest therein, unless and until such Shares are no longer subject to risk of forfeiture. Notwithstanding the foregoing, the Participant may transfer:
(a)     any or all of the Participant’s Shares (i) to his or her parents, spouse, children, stepchildren, grandchildren, or siblings, or spouse of any such person (collectively, “Immediate Family”); (ii) to a trust established for the benefit of his or her Immediate Family or himself/herself; or (iii) to a limited liability company or limited partnership, the members or partners of which are members of his or her Immediate Family or himself/herself; or
(b)     any or all of the Participant’s Shares under such Participant’s will; provided that all such Shares transferred under (a) or (b) shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provision in Section 2(c)) and such permitted transferee shall, as a condition to such transfer, deliver to the Company: (y) a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement and (z) a copy of any such evidence as the Company may deem necessary to establish the validity of the transfer and acceptance by the transferee or transferees of the terms and conditions hereof. The Company shall not be required: (A) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (B) to treat as owner of such Shares or to pay Dividends to any transferee to whom any such Shares shall have been so sold or transferred.
5.         Escrow. The Shares shall be deposited by the Participant in escrow either by electronic record or by stock certificate upon (or as promptly as practicable following) the execution of this Agreement and shall be held in escrow by the Company or its designee, as escrow agent (the “Escrow Agent”). Upon vesting of the Shares, the Escrow Agent shall release or electronically transfer to the Participant, upon request, those Shares which have vested (other than any withheld by the Company pursuant to Section 9). In the event the Shares are forfeited pursuant to Section 2(c) or withheld by the Company pursuant to Section 9, the Company shall give written notice to the Participant and to the Escrow Agent specifying the number of forfeited Shares or Shares to be withheld. The Participant and the Company authorize the Escrow Agent to take all necessary or appropriate actions consistent with the terms of this Agreement, including the delivery to the Company of those Shares and stock powers for the Shares being forfeited or withheld by the Company. The escrow shall terminate upon the earliest of (a) the vesting and lapse of forfeiture of all Shares awarded under this Agreement, (b) the election by the Company to waive forfeiture on all of the unvested Shares, or (c) the election by the Company to terminate this escrow. If at the time of such termination the Escrow Agent should have in its possession any Shares owed to the Participant, the Escrow Agent shall promptly deliver such Shares to the Participant and shall be discharged of all further obligations hereunder. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent or the Company shall not be liable for any act or omission in good faith and in the exercise of reasonable judgment. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized to retain such Shares in its possession without liability to anyone all until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired. All reasonable costs, fees and disbursements incurred by the Escrow Agent in connection with the performance of its duties hereunder shall be borne by the Company.
A certificate or certificates representing the Shares shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following the effective date of this Agreement, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Shares pursuant to Section 2 hereof. As a condition to the receipt of this Agreement, the Participant shall deliver to the Company a Stock Power in the form attached hereto as Exhibit A, duly endorsed in blank, relating to the Shares. Each certificate representing the Shares shall bear the following legend:
“The ownership and transferability of this certificate and these shares are subject to the terms and conditions (including forfeiture) of the Sonus Networks, Inc. Amended and Restated Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Sonus Networks, Inc. Copies of such Plan and the Agreement are on file in the executive offices of Sonus Networks, Inc.”
If the Shares are issued to the Participant electronically rather than by a stock certificate, the electronic record reflecting the issuance of the Shares to the Participant shall bear such a legend or other notation.
As soon as administratively practicable, but not later than sixty (60) days, following the vesting of the Shares (as described in Section 2 hereof), and upon the satisfaction of all other applicable conditions, including, but not limited to, the payment by the Participant of all applicable withholding taxes, the Company shall deliver or cause to be delivered to the Participant, or in the case of the Participant’s death, the Participant’s beneficiary, a certificate or certificates for the applicable Shares, which shall not bear the legend described above, but may bear such other legends as the Company deems advisable pursuant to Section 6 below. If the Shares are issued to the Participant electronically rather than by a stock certificate, the legend described above shall be removed, but may bear such other legends as the Company deems advisable pursuant to Section 6 below.
 6.         Adjustments of Shares. In the event of a Reorganization Event (as defined in the Plan) or other transaction described in Section 9 of the Plan, the Shares and the other terms of this Agreement shall be adjusted in the manner provided for in Section 10 of the Plan.
 7.         Compliance with Laws. The obligations of the Company and the Participant under this Agreement are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the relevant committee of the Board.
8.       Tax Matters.
(a)       Section 83(b) Election. The Participant may elect under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed at the time the Shares are acquired on the Grant Date (“Section 83(b) Election”). A Section 83(b) Election must be filed with the Internal Revenue Service within thirty (30) days of the Grant Date and the Participant shall provide a copy of such form with the Company promptly following his or her filing. If the Participant elects, in accordance with Section 83(b), to recognize ordinary income in the year of acquisition of the Shares, the Company will require at the time of such election an additional payment by the Participant in an amount equal to any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Participant. Moreover, the Participant acknowledges and he or she is solely responsible to file a timely election under Section 83(b) and the Company shall bear no responsibility for any consequence of the Participant making a Section 83(b) Election or failing to make a Section 83(b) Election.
(b)       Withholding Taxes. The Participant may be required to pay the Company or any affiliate, and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Shares, their vesting or transfer and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such withholding taxes.
(c)       Tax Advice. The Participant acknowledges that he or she is responsible for reviewing with his or her own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Participant acknowledges that he or she is not relying on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
9.     No Right to Continued Employment or Service. The granting of the Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant. The Participant shall remain a Participant at will.
10.    Securities Laws; Legends on Certificates. The issuance and delivery of the Shares shall comply with (or be exempt from) all applicable requirements of law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan or Awards and accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may reasonable request which satisfies such requirements.
11.     Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.
12.     Shares Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan; the Shares are subject to the Plan; and the terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
13.     Severability. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
14.     Erroneously Awarded Compensation. All Awards, if and to the extent subject to the Dodd-Frank Wall Street Reform and Consumer Protection Act, shall be subject to any incentive compensation policy established from time to time by the Company to comply with such Act.
15.     Choice of Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and metrics.
16.    Captions. The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.
17.    Successors. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.
18.    Entire Agreement. Except as set forth herein, this Agreement and the Plan supersede all prior agreements, whether written or oral and whether express or implied, between the Participant and the Company relating to the subject matter of this Agreement. Notwithstanding the foregoing, to the extent that the Participant has entered into an employment agreement with the Company and the terms noted in such employment agreement are inconsistent with or conflicts with this Agreement, then the terms of the employment agreement will supersede the inconsistent or conflicting terms set forth herein as determined by the Board in accordance with Section 3(a) of then Plan. In all other respects, this Agreement shall remain in full force and effect.
19.    Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and the Participant; provided, however, that the Board may amend or alter this Agreement and the Shares granted hereunder at any time, subject to the terms of the Plan.
20.     Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will not be binding on either party unless and until signed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

SONUS NETWORKS, INC.

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

PARTICIPANT
EMPLOYEE IDENTIFIER
GRANT NUMBER

[Signature Page to Restricted Stock Award Agreement]

Exhibit A

Stock Power1

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Sonus Networks, Inc. (the “Company”), __________________________________ (__________) shares of common stock, par value $0.001 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No. _____________________ herewith and does hereby irrevocably constitute and appoint _____________________ his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:	Signature:

Print Name and Mailing Address:

Instructions: Please do not fill any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate(s). The purpose of this assignment is to enable the forfeiture of shares without requiring additional signatures on your part.

1    This stock power is not effective if executed in the State of New York.

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